UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                   May 4, 2006

                            ULTRALIFE BATTERIES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)

         0-20852                                       16-1387013
         -------                                       ----------
(Commission File Number)                  (I.R.S. Employer Identification No.)

                 2000 Technology Parkway, Newark, New York 14513
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (315) 332-7100
                                 --------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ultralife Batteries, Inc. (the "Company") reported results for the first quarter ended April 1, 2006. Operating income for the quarter was $0.2 million on revenues of $18.3 million. Included in operating income was stock-based compensation expense of approximately $0.3 million. In comparison, the Company reported an operating loss of $1.7 million on revenue of $15.4 million for the same period last year. The Company's press release is attached as Exhibit 99.1 to this Form 8-K. The information set forth in this Form 8-K and the attached exhibit is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.


Item 9.01. Financial Statements, Pro Forma Financials and Exhibits.

    (a)    Financial Statements of Business Acquired.

           Not applicable.

    (b)    Pro Forma Financial Information.

           Not applicable.

    (c)    Exhibits.

           99.1     Press Release dated May 4, 2006.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ULTRALIFE BATTERIES, INC.

Dated: May 4, 2006                           By: /s/Robert W. Fishback
                                                 -------------------------------
                                                 Robert W. Fishback
                                                 Vice President of Finance & CFO